SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:   October 14, 1998


                      NETAMERICA INTERNATIONAL CORPORATION
                        NAME CHANGE AS OF OCTOBER 6, 1998


                               VENTURE WORLD, LTD.
                                  (Former name)


   DELAWARE                         33-19139-NY              11-2936371
(State or other                     (Commission             (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


4505 S. WASATCH BLVD., #330, SALT LAKE CITY, UT      84124
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (801) 274-8600


VENTURE WORLD, LTD.
616 First Avenue, Suite #400, Seattle, Washington 98104 (206) 341-9090 (Former name or former address, if changed since last report.)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

         None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         None.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

         None.

Item 4.  CHANGES IN ACCOUNTANTS

         None.

Item 5.  OTHER EVENTS

         1) The shareholders approved the change of name of the corporation to NetAmerica International Corporation on October 6, 1998.

         2) On August 7, 1998, the Board of Directors appointed the following to serve as an Officer of the Company:

         Douglas D. Cole                    President and Director

         DOUGLAS D. COLE has worked in the information technology industry, with focus on sales and marketing for the past twenty years. He has successfully competed numerous acquisitions and strategic partnerships with various companies. He is a current member of the Board of Directors of VRI, a privately-held Boulder, Colorado company engaged in the business of Internet multi-player gamers, and RedFish Telemetrix, a privately-held Irvine, California company engaged in the business of long distance optimization hardware. He has served as the President and CEO of PolerCap, Inc., a privately-held California, company since inception. From 1995 to 1996 Mr. Cole served as President and CEO of Starpress, Inc. from 1995 to 1996, after it was acquired by Great Bear Technology Company, a publicly-held California company. He served as President and CEO of Great Bear from 1992 through 1995. From 1985 through 1991 he served as President, CEO and Executive Vice President of Insight Development Corporation, a company engaged in the business of network printing utilities for Hewlett Packard. From 1977 through 1985 he served as Vice President of Sales and Marketing of The David Jamison Carlyle Corporation. Mr. Cole graduated from the University of California, Berkley, in 1978 with a Bachelor of Arts degree in Social Science.

         3) On September 21, 1998, Douglas D. Cole resigned as President.

         4) On September 21, 1998, Board of Directors appointed the following to serve as Officers of the Company:

         Gregory Martin            President, CEO and Director

         Douglas D. Cole           Co-Chairman and Director

         William Fritts            Co-Chairman, Secretary/Treasurer and Director

         GREGORY MARTIN has served as President and CEO of NetAmerica, Inc. since April, 1998. In May 1996 he founded Strategic Resources Group, Inc., a privately-held high technology and management consulting firm in Seattle, Washington, specializing in developing operational turnaround strategies. He served as President of SRG until joining NetAmerica. Also during that period, Mr. Martin served as President of Telvar Northwest, Inc., a regional Internet access provider in the Pacific Northwest and President of its holding company Jungle Street, Inc., a publicly-held corporation (NASDAQ" "JUNS" and "JNGS"). During this period Mr. Martin and SRG staff were instrumental in restructuring Televar and rehabilitating its operations. From 1993 to 1996, Mr. Martin was involved in the telecommunications industry at MIDCOM Communications, Inc. where he was Senior Vice President of Information Systems. During this period, Mr. Martin worked as the chief technology officer and assisted MIDCOM in preparing and completing their Initial Public Offering. From 1985 to 1993, Mr. Martin worked in executive management as a sales manager and systems development manager at the following firms: Vice President of Systems Integration for Nova Information Systems (1991-1993); Western Region Manager for Revelation Technologies, Inc. (1990-1991); Vice President of Systems Integration for Financial Systems Products Corporation (1985-1990). Mr. Martin attended the University of Detroit where he studied Electrical Engineering.

         DOUGLAS D. COLE has worked in the information technology industry, with focus on sales and marketing for the past twenty years. He has successfully competed numerous acquisitions and strategic partnerships with various companies. He is a current member of the Board of Directors of VRI, a privately-held Boulder, Colorado company engaged in the business of Internet multi-player gamers, and RedFish Telemetrix, a privately-held Irvine, California company engaged in the business of long distance optimization hardware. He has served as the President and CEO of PolerCap, Inc., a privately-held California, company since inception. From 1995 to 1996 Mr. Cole served as President and CEO of Starpress, Inc. from 1995 to 1996, after it was acquired by Great Bear Technology Company, a publicly-held California company. He served as President and CEO of Great Bear from 1992 through 1995. From 1985 through 1991 he served as President, CEO and Executive Vice President of Insight Development Corporation, a company engaged in the business of network printing utilities for Hewlett Packard. From 1977 through 1985 he served as Vice President of Sales and Marketing of The David Jamison Carlyle Corporation. Mr. Cole graduated from the University of California, Berkley, in 1978 with a Bachelor of Arts degree in Social Science.

     WILLIAM FRITTS founded NetAmerica, Inc. in May of 1997 and has served as its Chairman since that time. From 1995 to present he has served as President of Dieter, Inc., a Kirkland, Washington company which manufactures and sells of Point of Sales (POS) systems. From 1992 to 1995 he was President of Pint of
Sales Systems, Inc., a Denver, Colorado company engaged in manufacturing and sales of POS systems. From 1987 to 1992 Mr. Fritts worked as National Sales Manager - POS Systems, for Citizen Business Machines, Inc. in Santa Monica, CA. Previous to 1987 he had founded and served as President of Standford Information Systems, Inc. in Palo Alto, CA (1984-1987) and White Computer, Inc. in Redwood City, California (1978-1982). Mr. Fritts graduated in 1966 from the University of Cincinnati, Cincinnati, Ohio, with a degree in Electrical Engineering.

         5) The appointment of Mr. Douglas D. Cole as director was effective as of August 7, 1998. The appointment of Messrs. Gregory Martin and William Fritts as directors was effective as of September 21, 1998.

Item 6.  RESIGNATION OF DIRECTORS

         Directors Michael Labertew and Lisa Valario resigned as of September 21, 1998.

Item 7.  FINANCIAL STATEMENTS PRO FORMA FINANCIAL & EXHIBITS

         None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 1998              NETAMERICA INTERNATIONAL CORPORATION


                                    By:/s/Gregory Martin
                                    -------------------------------------
                                        Gregory Martin, President